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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  August 1, 2000



                      ANCOR COMMUNICATIONS, INCORPORATED
             (Exact name of registrant as specified in its charter)



   Minnesota                     000-12982                       41-1569659
(State or other              (Commission file                 (I.R.S. Employer
jurisdiction of                   number)                    Identification No.)
incorporation)




         6321 Bury Drive, Suite 13, Eden Prairie, Minnesota 55346-1739
                    (Address of principal executive offices)


    Registrant's telephone number, including area code:    (952) 932-4000
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Item 1.  Change in Control of Registrant.
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     On August 1, 2000, pursuant to an Agreement and Plan of Merger dated as of
     May 7, 2000 (the "Merger Agreement"), by and among QLogic Corporation, a Delaware corporation ("QLogic"), Amino Acquisition Corp., a Minnesota corporation and a wholly owned subsidiary of QLogic ("Sub"), and Ancor Communications, Incorporated, a Minnesota corporation ("Ancor"), Sub was merged with and into Ancor, with Ancor surviving as a wholly owned subsidiary of QLogic (the "Merger"). As more specifically set forth in the Merger Agreement, each issued and outstanding share of Ancor's common stock, par value $.01 per share (the "Ancor Common Stock") has been canceled and converted into and represents the right to receive 0.5275 validly issued, fully paid and nonassessable shares of common stock of QLogic, par value $.001 per share. The Merger was approved by the stockholders of Ancor at a special meeting of shareholders held on August 1, 2000. In connection with the Merger, the directors of Sub became the directors of Ancor.
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SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 2, 2000



                                      ANCOR COMMUNICATIONS,
                                      INCORPORATED

                                      By:         /s/ Steven E. Snyder
                                         --------------------------------
                                       Its:  Chief Financial Officer
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